UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 26, 2018 (September 21, 2018)

ENTERCOM COMMUNICATIONS CORP.

(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-14461	23-1701044
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 E. City Avenue, Suite 809 Bala Cynwyd, Pennsylvania	19004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (610) 660-5610

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets

On September 21, 2018, Entercom Communications Corp. (the “Company”) completed the previously announced sale of four radio stations in San Francisco, California and four radio stations in Sacramento, California to Bonneville International Corporation (“Bonneville”), pursuant to the Asset Purchase Agreement, dated as of August 2, 2018, by and between the Company, TDC Communications, LLC as trustee of The Entercom Divestiture Trust, and Bonneville, for $141 million in cash. The stations sold in the transaction are as follows:

Market	Station	Format
San Francisco	KMVQ-FM	Top 40
San Francisco	KBLX-FM	Urban Adult Contemporary
San Francisco	KOIT-FM	Adult Contemporary
San Francisco	KUFX-FM	Classic Rock
Sacramento	KHTK-AM	Sports
Sacramento	KNCI-FM	Country
Sacramento	KYMX-FM	Adult Contemporary
Sacramento	KZZO-FM	Hot Adult Contemporary

These stations have been held in an FCC disposition trust and have been operated by Bonneville under local marketing agreements since the closing of the Company’s merger with CBS Radio, Inc.

Item 9.01.	Financial Statements and Exhibits

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2018, the unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2018 and the year ended December 31, 2017, and the related notes are attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

Exhibit No.	Title

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements of Entercom Communications Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entercom Communications Corp.

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President and Secretary

Dated: September 26, 2018